EXHIBIT 21

                       SUBSIDIARIES OF MRU HOLDINGS, INC.

The table below sets forth all subsidiaries of MRU Holdings, Inc., the state or other jurisdiction of incorporation or organization of each, and the names under which such subsidiaries do business.

----------------------------------------------- ----------------- ---------------------------------------
                                                    STATE OF           ADDITIONAL NAMES UNDER WHICH
                  SUBSIDIARY                     INCORPORATION           SUBSIDIARY DOES BUSINESS
----------------------------------------------- ----------------- ---------------------------------------
Iempower, Inc.                                      Delaware                   MyRichUncle
----------------------------------------------- ----------------- ---------------------------------------
MRU Universal Guaranty Agency, Inc.                 Delaware                       None
----------------------------------------------- ----------------- ---------------------------------------
MRU Lending, Inc.                                   Delaware                       None
----------------------------------------------- ----------------- ---------------------------------------